POWER OF ATTORNEY
 The undersigned hereby makes, constitutes and appoints each of
Candice L. Cheeseman
and Robert N. Fitzgerald, signing singly, as the undersigned's true and lawful attorney-in-fact,
with full power and authority as hereinafter described on behalf of and in the name, place and
stead of the undersigned to:
 (1) prepare, execute, acknowledge in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC")
a Form ID, including any amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the undersigned to make electronic filings
with the SEC of reports required by Section 16 of the Securities
Exchange Act of 1934 and the
rules and regulations promulgated thereunder, as amended from time to time (the "Exchange
Act"), or any rule or regulation of the SEC;
 (2) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 or such other
forms, including any amendments thereto, as may be required by Section
16 of the Exchange
Act with respect to the securities of SemGroup Corporation, a Delaware corporation (the
"Company"), with the SEC and the Company;
 (3) seek or obtain, as the undersigned's representative and on the undersigned's
behalf, information on transactions in the Company's securities from any third party, including
brokers, employee benefit plan administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information to the undersigned and approves
and ratifies any such release of information; and
 (4) perform any and all other acts which in the discretion of such attorney-in-fact
are determined to be necessary or desirable for and on behalf of the undersigned in connection
with the foregoing.
The undersigned acknowledges that:
 (1) this Power of Attorney authorizes, but does not require, each such attorney-in-
fact to act in his or her discretion on information provided to such attorney-in-fact without
independent verification of such information;
 (2) any documents prepared and/or executed by each such
attorney-in-fact on behalf
of the undersigned pursuant to this Power of Attorney will be in such form and will contain
such information and disclosure as such attorney-in-fact, in his or her discretion, deems
necessary or desirable;
 (3) neither the Company nor such attorneys-in-fact assume(s)
(i) any liability for the
undersigned's responsibility to comply with the requirements of the
Exchange Act, (ii) any
liability of the undersigned for any failure to comply with such requirements, or (iii) any
obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act; and
 (4) this Power of Attorney does not relieve the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without
limitation the reporting requirements under Section 16 of the Exchange
Act.
 The undersigned hereby gives and grants to each such attorney-
in-fact full power and
authority to do and perform all and every act and thing whatsoever requisite, necessary or
appropriate to be done in and about the foregoing matters as fully to all intents and purposes as
the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of,
for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Power of Attorney.
 This Power of Attorney shall remain in full force and effect until revoked by the
undersigned in a signed writing delivered to such attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be
executed as of this 1st day of April, 2014.

 /s/ Carlin G. Conner
     Carlin G. Conner

STATE OF OKLAHOMA )
    ) ss.
COUNTY OF TULSA )

On this 1st day of April, in the year 2014, before me, the
undersigned, a Notary Public in and for
said state, personally appeared Carlin G. Conner, personally known to me or proved to me on
the basis of satisfactory evidence to be the person whose name is subscribed to the within
instrument and acknowledged to me that he/she executed the same in his/her capacity, and that
by his/her signature on the instrument, the person or the entity upon behalf of which the person
acted, executed the instrument.

(SEAL)

     /s/ Elayna M. Conner
     Notary Public

     My Commission Expires: February 22, 2018